EXHIBIT 4.3

GRANT PRIDECO, INC.
Issuer
and
WELLS FARGO BANK, N.A.
Trustee
SIXTH SUPPLEMENTAL INDENTURE
Dated as of April 18, 2008
To
INDENTURE
Dated as of July 27, 2005
6 1/8% SENIOR NOTES DUE 2015

     SIXTH SUPPLEMENTAL INDENTURE, dated as of April 18, 2008 (this “Supplemental Indenture”), between Grant Prideco, Inc., a Delaware corporation (the “Company’), and Wells Fargo Bank, N.A., a national banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of July 27, 2005 (the “Original Indenture”), such Original Indenture, as amended and supplemented from time to time (including, without limitation, pursuant to this Supplemental Indenture), being referred to herein as the “Indenture”; and
     WHEREAS, pursuant to Section 10.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture with the written consent of the Holders of at least a majority in principal amount of the Notes outstanding; and
     WHEREAS, National Oilwell Varco, Inc., a Delaware corporation (“National Oilwell Varco”), has offered to exchange all of the outstanding Notes, upon the terms and subject to the conditions set forth in its Prospectus, dated March 20, 2008, and in the related Letter of Transmittal and Consent (the “Exchange Offer”); and
     WHEREAS, in connection with the Exchange Offer, National Oilwell Varco has been soliciting written consents of the Holders to the amendments to the Original Indenture set forth herein (and to the execution of this Supplemental Indenture), and National Oilwell Varco has now obtained such written consents from the Holders of a majority in aggregate principal amount of the outstanding Notes; and
     WHEREAS, accordingly, this Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 10.02 of the Original Indenture; and
     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken; and
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1.
RELATION TO INDENTURE; DEFINITIONS
     Section 1.01. Relation to Indenture.
     With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

     Section 1.02. Definitions.
     For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Indenture.
     Section 1.03. General References.
     All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.
ARTICLE 2.
AMENDMENTS TO INDENTURE
     Section 2.01. Amendments.
     With respect to all outstanding Notes:
     (a) Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 5.01 and 6.01(c), (d), (f) and (g) of the Original Indenture are hereby deleted and the Company is hereby released from its obligations thereunder;
     (b) any failure by the Company to comply with the terms of any of the foregoing Sections of the Original Indenture (whether before or after the execution of this Supplemental Indenture) shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;
     Section 2.02. Deleted Defined Terms.
     In conjunction with the amendments identified in Section 2.01 above, the following defined terms used in the Indenture are hereby deleted:
     “Acquired Debt”, “Affiliate Transaction”, “Asset Sale Offer”, “Attributable Debt”, “Change of Control Offer”, “Change of Control Payment”, “Change of Control Payment Date”, “Change of Control Triggering Event”, “Consolidated Cash Flow”, “Consolidated Net Income”, “Credit Facilities”, “Designated Non-cash Consideration”, “Domestic Subsidiary”, “Excess Proceeds”, “Existing Indebtedness”, “Fall-away Covenants”, “Fall-away Event”, “Fixed Charge Coverage Ratio”, “Fixed Charges”, “Foreign Restricted Subsidiary”, “Investment Grade Rating”, “Liquid Securities”, “Net Income”, “Permitted Debt”, “Permitted Liens”, “Permitted Refinancing Indebtedness”, “Rating Agency”, “Rating Category”, “Rating Decline”, “Restricted Investment”, “sale and leaseback transaction”, and “Total Assets”.

     Section 2.03. Effectiveness; Operation.
     This Supplemental Indenture shall be effective as of the date hereof. However, the amendments and other changes to the Original Indenture contemplated hereby shall become operative upon the first acceptance of the Notes for exchange in the Exchange Offer and the delivery of the consideration therefor to the Exchange Agent for the Exchange Offer.
ARTICLE 3.
MISCELLANEOUS
     Section 3.01. Certain Trustee Matters.
     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
     The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or due execution thereof by the Company.
     Section 3.02. Continued Effect.
     Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture (as supplemented and amended to date) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as so supplemented and amended, and as further supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.
     Section 3.03. Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 3.04. Counterparts.
     This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SIGNATURES

WELLS FARGO BANK, N.A., as Trustee
By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

GRANT PRIDECO, INC.
By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Vice President

XL SYSTEMS, L.P.
By Grant Prideco Holding, LLC,
its general partner
GRANT PRIDECO, L.P.
By Grant Prideco Holding, LLC,
its general partner
PLEXUS DEEPWATER TECHNOLOGIES LTD.
By Grant Prideco Holding, LLC,
its general partner
REEDHYCALOG, L.P.
By ReedHycalog, LLC,
its general partner
XL SYSTEMS INTERNATIONAL, INC. GP EXPATRIATE SERVICES, INC. GRANT PRIDECO HOLDING, LLC GRANT PRIDECO PC COMPOSITES
HOLDINGS, LLC
TA INDUSTRIES, INC. TUBE-ALLOY CAPITAL CORPORATION TUBE-ALLOY CORPORATION TAI HOLDING, INC. INTELLIPIPE, INC. REEDHYCALOG CORING SERVICES INTERNATIONAL, INC. REEDHYCALOG INTERNATIONAL
HOLDING, LLC
REEDHYCALOG NORWAY, LLC
REEDHYCALOG COLOMBIA, LLC
REEDHYCALOG AZERBAIJAN, LLC
REEDHYCALOG ARGENTINA, LLC
REEDHYCALOG KAZAKHSTAN, LLC
REEDHYCALOG CIS, LLC
REEDHYCALOG THAILAND, LLC
REEDHYCALOG, LLC
INTELLISERV, INC.
REEDHYCALOG ANGOLA, LLC
REEDHYCALOG GABON, LLC
REEDHYCALOG CAMEROON, LLC
REEDHYCALOG CONGO, LLC
REEDHYCALOG ROMANIA, LLC
(Signature Page continued on Next Page)

ANDERGAUGE USA, INC. GRANT PRIDECO TUBE-ALLOY
HOLDING LLC
GRANT PRIDECO AB TCA
HOLDING LLC
V&M TCA, LP
By Grant Prideco AB TCA Holding LLC,
its general partner
V&M ATLAS BRADFORD, LP
By Grant Prideco AB TCA Holding LLC,
its general partner
V&M TUBE-ALLOY, LP
By Grant Prideco Tube-Alloy Holding LLC,
its general partner

By:	/s/ Philip A. Choyce

	Name:	Philip A. Choyce
	Title:	Secretary

GRANT PRIDECO USA, LLC GP USA HOLDING, LLC GRANT PRIDECO FINANCE, LLC GRANT PRIDECO EUROPEAN HOLDING, LLC

By:	/s/ John J. Koach

Name: John J. Koach
Title: Vice President, Treasurer, Secretary